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                                                                   EXHIBIT 3.100

                            CERTIFICATE OF AMENDMENT
                                       OF
                               TSI ROCKVILLE, LLC

         UNDER SECTION 18-201 OF THE DEL. LIMITED LIABILITY COMPANY ACT

                  FIRST: The name of the limited liability company is

TSI Rockville, LLC.

                  SECOND: The first certification paragraph of the Certificate of Formation of the limited liability company is hereby amended in its entirety to read as follows:

                         "FIRST. The name of the limited
                 liability company is TSI NORTH BETHESDA, LLC."

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of TSI Rockville, LLC as of the 28th day of August, 2000.

                                              TSI HOLDINGS (MD), INC.,
                                              Sole Member

                                              By: /s/ Alexander A. Alimanestianu
                                                  ______________________________
                                                  Alexander A. Alimanestianu
                                                  Executive Vice President

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                            CERTIFICATE OF FORMATION
                                       OF
                               TSI ROCKVILLE, LLC

         Under Section 18-201 of the Del. Limited Liability Company Act



                  This Certificate of Formation of TSI Rockville, LLC, dated as of March 18, 1999, is being duly executed and filed by Curt D. Buyum, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.).

                  FIRST. The name of the limited liability company formed hereby is TSI ROCKVILLE, LLC.

                  SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                           /s/ Curt D. Buyum
                                           ---------------------------
                                           Name:  Curt D. Buyum
                                           Title: Authorized Person